UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2023

Emerson Electric Co.

(Exact name of registrant as specified in its charter)

Missouri	1-278	43-0259330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 West Florissant Avenue, St. Louis, Missouri 63136

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 553-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.50 par value per share	EMR	New York Stock Exchange NYSE Chicago
0.375% Notes due 2024	EMR 24	New York Stock Exchange
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2023, the Board of Directors of Emerson Electric Co. (the “Company”) elected Leticia Gonçalves and Jim M. McKelvey as Directors of the Company. Ms. Gonçalves was also appointed to serve as a member of the Audit Committee and the Technology and Environmental Sustainability Committee. Mr. McKelvey was appointed to serve as a member of the Compensation Committee and the Technology and Environmental Sustainability Committee.

The Board of Directors determined that Ms. Gonçalves and Mr. McKelvey are each independent, as defined under the general independence standards of the New York Stock Exchange, the rules and regulations of the Securities and Exchange Commission (“SEC”) and the Company’s Corporate Governance Principles and Practices. There is no arrangement or understanding between Ms. Gonçalves or Mr. McKelvey and any other person pursuant to which Ms. Gonçalves or Mr. McKelvey was elected as a director and the Company is not aware of any transactions with either Ms. Gonçalves or Mr. McKelvey that would require disclosure under Item 404(a) of Regulation S-K.

Leticia Gonçalves is the President, Global Foods for Archer Daniels Midland Company (“ADM”) and a member of ADM’s Executive Council. At ADM, she oversees the Company’s international portfolio of food ingredients and solutions. Prior to joining ADM, Ms. Gonçalves spent more than 20 years at Monsanto and three years at Bayer following its acquisition of Monsanto, with roles in digital solutions, commercial operations, international management and technology development. She is also a longtime advocate and driver of diversity and inclusion, participating in the Conference Board’s Global Women’s Leaders Council in Europe. Ms. Gonçalves holds a bachelor’s degree in chemical engineering from Universidade de São Paulo, Brazil and an executive MBA from the Katz Graduate School of Business at the University of Pittsburgh.

Jim McKelvey is an entrepreneur who has founded several companies, including Block, Inc. (formerly known as Square) and Invisibly, Inc. Mr. McKelvey is also a co-founder of Fintop Capital, a venture capital firm focused on financial technologies. Mr. McKelvey is a member of the Board of directors of Block, the Chair of the St. Louis Federal Reserve Bank’s Board of Directors and a trustee of Washington University. He holds a bachelor’s degree in computer science and economics from Washington University in St. Louis.

Each of Ms. Gonçalves and Mr. McKelvey will receive an award of restricted stock units (“RSU”), representing a $116,667 pro rata award of the $175,000 RSU portion of the annual retainer previously paid to all non-management directors. Going forward, Ms. Gonçalves and Mr. McKelvey will be compensated on the same basis as all other non-management Directors of the Company. Compensation for non-management directors is described each year in the Company’s Proxy Statement under “Director Compensation”.

Item 7.01.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following information is furnished pursuant to Regulation FD.

On May 2, 2023, the Company issued a press release announcing the election of Ms. Gonçalves and Mr. McKelvey. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press Release issued by Emerson Electric Co. on May 2, 2023

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2023	EMERSON ELECTRIC CO.

	By:	/s/ John A. Sperino
John A. Sperino
Vice President and Assistant Secretary